SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.1)

Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Under 14a-12



                           Ocwen Financial Corporation
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No Fee Required
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

        2) Aggregate number of securities to which the transaction applies;

        ------------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

        ------------------------------------------------------------------------

        4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

        5) Total fee paid:

        ------------------------------------------------------------------------

        [ ]  Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:

        ------------------------------------------------------------------------

        2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

        3) Filing Party:

        ------------------------------------------------------------------------

        4) Date Filed:

        ------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                   O C W E N



                                 March 28, 2003

Dear Fellow Shareholder:

    On behalf of the Board of Directors I cordially invite you to attend the Annual Meeting of Shareholders of Ocwen Financial Corporation, which will be held at the offices of the Company located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, on Thursday, May 15, 2003 at 9:00 a.m., Eastern Standard Time. The matters to be considered by shareholders at the Annual Meeting are described in detail in the accompanying materials.

    It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

    Your continued support of and interest in Ocwen Financial Corporation are sincerely appreciated.

                                            Sincerely,



                                            /s/ WILLIAM C. ERBEY
                                            ------------------------------------
                                            William C. Erbey
                                            Chairman and Chief Executive Officer

                           OCWEN FINANCIAL CORPORATION
                         1675 Palm Beach Lakes Boulevard
                         West Palm Beach, Florida 33401

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held On May 15, 2003

                          ----------------------------

    NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders of Ocwen Financial Corporation (the "Company") will be held at the offices of the Company located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401 on Thursday, May 15, 2003 at 9:00 a.m., Eastern Time, for the following purposes:

          1. To elect seven directors for a one-year term and until their successors are elected and qualified;

          2. To adopt the Ocwen Financial Corporation Amended 1998 Annual Incentive Plan;

          3. To ratify the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent auditor of the Company for the fiscal year ending December 31, 2003; and

          4. To transact such other business as may properly come before the meeting and any adjournment thereof. Management is not aware of any such other business at this time.

    The Board of Directors has fixed March 14, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any adjournment thereof.

                                           By Order of the Board of Directors,



                                           /s/ JOHN R. ERBEY
                                           ----------------------------------
                                           John R. Erbey
                                           Secretary

West Palm Beach, Florida
March 28, 2003

                           OCWEN FINANCIAL CORPORATION

                          ----------------------------

                                 PROXY STATEMENT

                          ----------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

    This Proxy Statement is being furnished to the holders of the Common Stock, par value $.01 per share, of Ocwen Financial Corporation, a Florida corporation. Proxies are being solicited on behalf of the Board of Directors of Ocwen to be used at the Annual Meeting of Shareholders to be held at the offices of Ocwen located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, on Thursday, May 15, 2003 at 9:00 a.m., Eastern Time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

    This Proxy Statement and the accompanying proxy card (the "Proxy") are first being mailed to the shareholders of Ocwen on or about March 28, 2003.

    The Proxy solicited hereby, if properly signed and returned to Ocwen and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each Proxy received will be voted:

       (i)    for each of the nominees for director described herein;
       (ii)   to adopt the Amended 1998 Annual Incentive Plan;
       (iii) for ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2003; and
       (iv) upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Proxies solicited hereby may be exercised only at the annual meeting and any adjournment thereof and will not be used for any other meeting. Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by:

       (i) filing written notice thereof with our Secretary at the following address:

                            John R. Erbey, Secretary
                           Ocwen Financial Corporation
                         1675 Palm Beach Lakes Boulevard
                         West Palm Beach, Florida 33401

       (ii)   submitting a properly executed Proxy bearing a later date; or
       (iii) appearing at the annual meeting and giving the Secretary notice of his or her intention to vote in person.

                                     VOTING

    Only holders of record of Common Stock at the close of business on March 14, 2003 will be entitled to vote at the annual meeting or any adjournment thereof. On March 14, 2003, there were 67,339,456 shares of Common Stock issued and outstanding, and we had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the annual meeting on all matters properly presented.

    The presence at the annual meeting of a majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting.

    Assuming the presence of a quorum, the seven persons receiving the greatest number of votes of the Common Stock cast at the annual meeting by the holders of stock entitled to vote shall be elected as directors of Ocwen. Assuming the presence of a quorum, the proposal to adopt the Amended 1998 Annual Incentive

Plan and the proposal to ratify the appointment of PricewaterhouseCoopers LLP as Ocwen's independent auditor for 2003 and any other matter properly submitted to shareholders for their consideration at the annual meeting (other than the election of directors) shall be approved if the votes cast by the holders of the shares represented at the annual meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action.

    With regard to the election of directors, shareholders may vote in favor of or withhold authority to vote for one or more nominees for director. Votes that are withheld and broker non-votes in connection with the election of one or more nominees for director will not be counted as votes cast for such individuals and accordingly will have no effect. Abstentions may be specified on all other proposals. Abstentions and broker non-votes will not be counted in determining the votes cast in connection with the proposal to adopt the Amended 1998 Annual Incentive Plan and the proposal to ratify the appointment of Ocwen's independent auditor and thus will have no effect on such proposals.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

    The following graph compares the cumulative total return on the Common Stock of Ocwen since December 31, 1997 with the cumulative total return on the stocks included in the Standard & Poor's 500 Market Index and the Standard & Poor's Financial (Diversified) 500 Market Index.


                               [GRAPHIC OMITTED]



                                                                Period Ending
                                     ----------------------------------------------------------------------
Index                                 12/31/97    12/31/98    12/31/99    12/31/00    12/31/01    12/31/02
-----------------------------------------------------------------------------------------------------------
Ocwen Financial Corporation             100.00       48.39       24.57       25.08       33.33       11.01
S&P 500                                 100.00      126.67      151.40      136.05      118.31       90.66
S&P Diversified Financial Index         100.00      120.87      158.09      198.16      171.42      133.01

The above graph represents $100 invested in Common Stock on December 31, 1997 at the closing price of $13.38 per share on that date and in each index on such date. The Common Stock has been listed on the New York Stock Exchange since August 1, 1997.

                              ELECTION OF DIRECTORS
                                 (Proposal One)

    Ocwen's Bylaws provide that the Board of Directors of Ocwen shall be comprised of between three and seven members, with the exact number to be fixed by the Board of Directors. On July 25, 2002, the Board of Directors fixed the number of directors at seven pursuant to the Bylaws of Ocwen. Directors are elected annually and hold office until the earlier of the election and qualification of their successors or their resignation and removal.

    Accordingly, Ocwen will propose seven directors for election at the annual meeting. Six of the seven persons standing for election at the annual meeting are currently directors of Ocwen. Hon. Thomas F. Lewis is not standing for re-election, as he has decided to retire from his service to Ocwen. There are no arrangements or understandings between any nominee for director and any other person pursuant to which such person was selected as a nominee. No director is related to any other director or executive officer of Ocwen by blood, marriage or adoption.

    If any person named as nominee should be unable or unwilling to stand for election at the time of the annual meeting, the person or persons appointed as proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below would not be able to serve as director if elected.

Nominees for Director

    The following table sets forth certain information concerning the directors of Ocwen:

                                                                                            Nomination/
                                  Director    Executive        Audit        Compensation    Governance
 Name                   Age (1)     Since     Committee     Committee (2)   Committee (2)   Committee
--------------------------------------------------------------------------------------------------------
William C. Erbey          53         1988         X (3)
Ronald M. Faris           40           --
William H. Lacy           58         2002                        X (3)                          X
W. Michael Linn           54         2002                                       X               X (3)
W.C. Martin               54         1996                        X              X (3)
Herbert B. Tasker         66         2002                                       X               X
Barry N. Wish             61         1988         X

(1)  As of March 15, 2003.

(2) Hon. Thomas F. Lewis, who is not seeking re-election due to his retirement, serves on this Committee. The Board determines Committee assignments at its annual organizational meeting.

(3)  Committee Chairman

    The principal occupation for the last five years of each director of Ocwen, as well as some other information, is set forth below.

    William C. Erbey. Mr. Erbey has served as the Chairman of the Board of Directors of Ocwen since September 1996, as the Chief Executive Officer of Ocwen since January 1988, as the Chief Investment Officer of Ocwen from January 1992 to August 1999 and as the President of Ocwen from January 1988 to May 1998. Mr. Erbey has served as the Chairman of the Board of Directors of Ocwen Federal Bank FSB, a subsidiary of Ocwen, since February 1988 and as the Chief Executive Officer of the Bank since June 1990. He also serves as a director and officer of many other subsidiaries of Ocwen. From 1983 to 1995, Mr. Erbey served as a Managing General Partner of The Oxford Financial Group ("Oxford"), a private investment partnership that was the predecessor of Ocwen. From 1975 to 1983, Mr. Erbey served at General Electric Capital Corporation in various capacities, most recently as the President and Chief Operating Officer of General Electric Mortgage Insurance Corporation. Mr. Erbey also served as the Program General

Manager of GECC's Commercial Financial Services Department and as the President of Acquisition Funding Corporation. He holds a Bachelor of Arts in Economics from Allegheny College and received a Master of Business Administration from Harvard University.

    Ronald M. Faris. Mr. Faris has served on the Board of Directors of Ocwen Federal Bank FSB since March 2001 and as the President of Ocwen and the Bank since March 2001. Mr. Faris served as Executive Vice President of Ocwen and the Bank from May 1998 to March 2001, as a Senior Vice President of the Bank from May 1997 to May 1998 and Vice President and Chief Accounting Officer of Ocwen from June 1995 to May 1997 and of the Bank from July 1994 to May 1997. From March 1991 to July 1994, he served as Controller for a subsidiary of Ocwen. From 1986 to 1991, Mr. Faris was a Vice President with Kidder, Peabody & Co., Inc., and from 1984 to 1986 worked in the General Audit Department of PricewaterhouseCoopers LLP. He holds a Bachelor of Science from Pennsylvania State University.

    William H. Lacy. Mr. Lacy has served as a director of Ocwen since May 2002. Mr. Lacy was formerly the Chairman of Mortgage Guaranty Insurance Corporation and Chairman and Chief Executive Officer of MGIC Investment Corporation, Milwaukee, Wisconsin from 1987 through 1999. Mr. Lacy is also a Director of C2 Corporation and of Johnson Controls, Inc.

    W. Michael Linn. Mr. Linn has served as a director of Ocwen since August 2002. Mr. Linn is currently the Chairman and Chief Executive Officer of Max Q Technologies, Inc., Findlay, Ohio. Prior to joining Max Q Technologies, he served as the Executive Vice President of Sales & Marketing of Solomon Software, Inc., a corporation now owned by Microsoft Corporation. Mr. Linn serves or has served on the Board of Directors of National Lime & Stone, Efficiency Software LLC, Transport Topics Publications, TLB Inc., Solomon Software, Inc., Floral Design Inc. and the Health Watch Advisory Board. He graduated from Harvard College in 1970 with a Bachelor of Arts Degree and earned a Masters of Business Administration from Harvard Business School in 1973.

    W.C. Martin. Mr. Martin has served as a director of Ocwen since July 1996 and of the Bank since August 1996. Since 1982, Mr. Martin has been associated with Holding Capital Group and has been engaged in the acquisition and turnaround of businesses in a broad variety of industries. Since March 1993, Mr. Martin also has served as President and Chief Executive Officer of SV Microwave, a company he formed along with other HCG investors to acquire the assets of the former Microwave Division of Solitron Devices, Inc. In 1998, Mr. Martin became CEO of HCG Technologies, Inc., a holding company formed by him and HCG to acquire, fund or start technology companies. In 1999, he became CEO of SV Microwave Components Group, Inc., a newly formed subsidiary of HCGT engaged in the design, production and sale of passive microwave devices. Prior to 1982, Mr. Martin was a Manager in Touche Ross & Company's Management Consulting Division, and prior to that he held positions in financial management with Chrysler Corporation. Mr. Martin holds a Bachelor of Science in Industrial Management from LaSalle University and received a Masters of Business Administration from the University of Notre Dame.

    Herbert B. Tasker. Mr. Tasker has served on the Board of Directors of Ocwen since May 2002. He is currently the Vice Chairman and Managing Director of Centre Capital. Mr. Tasker also serves on the board of First American Title Company and the Board of Trustees of the University of San Diego. He is a former President of the Mortgage Bankers Association of America, the California Mortgage Bankers Association and the Southern California Mortgage Bankers.

    Barry N. Wish. Mr. Wish has served as Chairman Emeritus of the Board of Directors of Ocwen since September 1996, and he previously served as Chairman of the Board of Ocwen from January 1988 to September 1996. Mr. Wish has served as a director of Ocwen Federal Bank FSB since February 1988. From 1983 to 1995, he served as a Managing General Partner of The Oxford Financial Group, which he founded. From 1979 to 1983, he was a Managing General Partner of Walsh, Greenwood, Wish & Co., a member firm of the New York Stock Exchange. Prior to founding that firm, Mr. Wish was a Vice President and shareholder of Kidder, Peabody & Co., Inc. He is a graduate of Bowdoin College.

    The Board of Directors unanimously recommends that shareholders vote FOR each of the nominees for director.

              MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors of Ocwen held seven meetings during 2002. No director of Ocwen attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors held during 2002 and the total number of meetings held by all committees thereof on which he served during the period.

    The Board of Directors of Ocwen has established an Executive Committee, an Audit Committee, a Compensation Committee and a Nomination/Governance Committee. A brief description of these Committees is set forth below.

    The Executive Committee is generally responsible to act on behalf of the Board of Directors during the intervals between meetings of the Board of Directors. This Committee met 44 times during 2002.

    The Audit Committee of the Board of Directors manages Ocwen's independent auditors, reviews and advises the Board of Directors with respect to reports by Ocwen's independent auditor and monitors Ocwen's compliance with laws and regulations applicable to Ocwen's operations including the evaluation of significant matters relating to the financial reporting process and system of internal accounting controls of Ocwen and the review of the scope and results of the annual audit conducted by the independent auditor. Each member of the Audit Committee is independent as defined in the listing standards of the New York Stock Exchange, on which Ocwen's Common Stock is listed. The Audit Committee operates under a written charter approved by the whole Board of Directors and included as Exhibit B to this Proxy. This Committee met five times during 2002.

    The Compensation Committee of the Board of Directors oversees Ocwen's compensation and employee benefit plans and practices. The Compensation Committee also evaluates and makes recommendations to the Board of Directors for human resource and compensation matters relating to the executive officers of Ocwen. This Committee met four times during 2002.

     The Nomination/Governance Committee of the Board of Directors recommends to the Board individuals qualified to serve as directors of Ocwen and on committees of the Board; advises the Board with respect to Board composition; procedures and committees; develops and presents to the Board a set of corporate governance principles; and oversees the evaluation of the Board and Ocwen's management. This Committee met four times during 2002.

         Stockholders wishing to recommend persons for consideration by the Nomination/Governance Committee as nominees for election to the Board of Directors can do so by writing to the Secretary of Ocwen Financial Corporation, 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, giving each proposed nominee's name, biographical data and qualifications. The recommendation should also include a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director. For consideration, such recommendations must be received by Ocwen by December 1, 2003.

                         BOARD OF DIRECTORS COMPENSATION

    Pursuant to a Directors Stock Plan adopted by the Board of Directors and Shareholders of Ocwen in July 1996, the Directors are currently compensated by delivering to each a total annual value of $16,000 payable in shares of Common Stock (which may be prorated for a director serving less than a full one-year term, as in the case of a director joining the Board of Directors after an annual meeting of shareholders), subject to review and adjustment by the Board of Directors from time to time. Such payment is made after the annual organizational meeting of the Board of Directors, which follows the annual meeting of shareholders of Ocwen. An additional annual fee payable in shares of Common Stock, which currently amounts to $2,000, subject to review and adjustment by the Board of Directors from time to time, is paid to committee chairs after the annual organizational meeting of the Board of Directors. During 2002, an aggregate of 17,523 shares of Common Stock was granted to the seven directors of Ocwen, including the shares received by the three committee chairs.

    The number of shares issued pursuant to the Directors Stock Plan is based on the "fair market value" of the Common Stock on the date of grant. The term "fair market value" is defined in the Directors Stock Plan to mean the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on the relevant date.

    Shares issued pursuant to the Directors Stock Plan, other than the committee chair fee shares, are subject to forfeiture during the 12 full calendar months following election or appointment to the Board of Directors or a committee thereof, if the director does not attend an aggregate of at least 75% of all meetings of the Board of Directors and committees thereof of which he is a member during such period.

    Messers. Erbey, Faris, Martin and Wish also serve on the Board of Directors of Ocwen Federal Bank, FSB. During 2002, the Bank compensated its non-management directors by delivering to each a total annual value of $10,000 in cash, paid in equal quarterly installments in arrears, in respect of their service on the Bank's Board of Directors. An additional annual payment of $2,000 in cash, paid in equal quarterly installments in arrears, was paid to committee chairs. During 2002, an aggregate of $42,500 in cash was paid to five directors of Ocwen in respect of their service as members of the Board of Directors of the Bank, including as chairman of the committees of the Bank's Board of Directors.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    The following table sets forth certain information with respect to each person who currently serves as an executive officer of Ocwen but does not serve on Ocwen's Board of Directors. Executive officers of Ocwen are elected annually by the Board of Directors and generally serve at the discretion of the Board. There are no arrangements or understandings between Ocwen and any person pursuant to which such person was elected as an executive officer of Ocwen. No director or executive officer is related to any other director or executive officer of Ocwen or any of its subsidiaries by blood, marriage or adoption.

    Name                       Age(1)  Position
    ----                       ------  --------

    Robert J. Leist, Jr......    53    Vice President and Chief Accounting
                                       Officer

    Arthur D. Ringwald.......    57    President and Chief Executive Officer,
                                       Ocwen Technology Xchange, Inc.

    Mark S. Zeidman..........    51    Senior Vice President and Chief Financial
                                       Officer

(1)  As of March 15, 2003.

    The background for the last five years of each executive officer of Ocwen who is not a director, as well as certain other information, is set forth below.

    Robert J. Leist, Jr. Mr. Leist has served as Vice President and Chief Accounting Officer of Ocwen and the Bank since his employment in March 1999. From March 1987 until March 1999 he was employed at J.P. Morgan & Co., Incorporated, most recently as a Vice President. Prior to 1987 he held positions with Brylane, Inc. and Arthur Andersen & Co. Mr. Leist holds a Bachelor of Arts from Boston College, attended New York University for a Master of Business Administration, and is a Certified Public Accountant.

    Arthur D. Ringwald. Mr. Ringwald has served as President and Chief Executive Officer of Ocwen Technology Xchange, Inc. since April 2001. Prior to that, Mr. Ringwald served as President and Chief Executive Officer of Ellie Mae, a technology solutions provider to the mortgage brokerage industry. From 1993 to 2000, Mr. Ringwald served as Group Executive Vice President at Bank of America responsible for residential and secondary mortgage lending. Mr. Ringwald was Executive Vice President with the Sears Mortgage Corporation from 1989 until 1993. Mr. Ringwald holds a Bachelor of Science degree from Michigan State University and an MBA from the University of Detroit. Mr. Ringwald has also served on the Harvard Center for Joint Housing Studies Advisory Board, The Consumer Mortgage Coalition, The National Association of Home Builders Housing Finance Roundtable, The Fannie Mae National Advisory Counsel and a variety of other real estate finance related boards.

    Mark S. Zeidman. Mr. Zeidman has served as Senior Vice President and Chief Financial Officer of Ocwen and the Bank since May 1997 and as Chief Investment Officer of Ocwen since August 1999. He also serves as an officer of many subsidiaries of Ocwen. From 1986 until May 1997, Mr. Zeidman was employed by

Nomura Securities International, Inc., most recently as Managing Director. Prior to 1986, he held positions with Shearson Lehman Brothers and Coopers & Lybrand. He holds a Bachelor of Arts degree from the University of Pennsylvania and received a Master of International Affairs from Columbia University and a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania. Mr. Zeidman is also a Certified Public Accountant.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership of Common Stock

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of the date indicated by

    (i)      each director and named executive officer of Ocwen,
    (ii)     all directors and executive officers of Ocwen as a group and
    (iii) all persons known by Ocwen to own beneficially 5% or more of the outstanding Common Stock.

The table is based upon information supplied to Ocwen by directors, officers and principal stockholders and filings under the Securities Exchange Act of 1934, as amended.

                                                                            Shares Beneficially Owned as of
                                                                                  March 15, 2003 (1)
                                                                         ------------------------------------
    Name of Beneficial Owner:                                                Amount (1)             Percent
    -------------------------                                            ----------------         -----------
      NewSouth Capital Management, Inc.                                    5,383,205 (2)              7.99%
      1000 Ridgeway Loop Rd. - Suite 233
      Memphis, TN 38120

      Dimensional Fund Advisors, Inc.
      1299 Ocean Avenue, 11th Floor                                        3,575,500 (3)              5.31%
      Santa Monica, CA 90401

    Directors and Named Executive Officers:
    ---------------------------------------
      William C. Erbey                                                    19,256,133 (4)             28.30%
      Ronald M. Faris                                                        283,061 (5)                  *
      William H. Lacy                                                          7,466                      *
      W. Michael Linn                                                         19,497                      *
      W.C. Martin                                                             15,490 (6)                  *
      Herbert A. Tasker                                                        8,505                      *
      Barry N. Wish                                                        9,018,240 (7)             13.39%
      Robert J. Leist, Jr.                                                    23,499 (8)                  *
      Arthur D. Ringwald                                                      34,478 (9)                  *
      Mark S. Zeidman                                                        103,994 (10)                 *

    All Directors and Executive Officers as a Group (10 persons)          28,770,363                 42.03%

----------------

*    Less than 1%

(1) For purposes of this table an individual is considered the beneficial owner of any shares of Common Stock if he or she directly or indirectly has or shares voting power or investment power. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares.

(2) Based on information contained in a Schedule 13G/A filed with the Commission on February 11, 2003 by NewSouth Capital Management, Inc., an investment advisor that acquired the shares on behalf of its clients. Includes 4,693,005 shares as to which sole voting power is claimed and 5,383,205 shares as to which sole dispositive power is claimed.

(3) Based on information contained in a Schedule 13G filed with the Commission on February 10, 2003 by Dimensional Fund Advisors Inc., an investment advisor that acquired the shares on behalf of its clients.

(4) Includes 13,138,351 shares held by FF Plaza Partners, a Delaware partnership of which the partners are William C. Erbey, his spouse, E. Elaine Erbey, and Delaware Permanent Corporation, a corporation wholly-owned by William C. Erbey. Mr. and Mrs. William C. Erbey share voting and dispositive power with respect to the shares owned by FF Plaza Partners. Also includes 5,409,704 shares held by Erbey Holding Corporation, a corporation wholly-owned by William C. Erbey. Also includes options to acquire 708,078 shares, which are exercisable at or within 60 days of March 14, 2003.

(5) Includes 25,680 shares held jointly with spouse. Also includes options to acquire 257,381 shares of Common Stock, which were exercisable at or within 60 days of March 14, 2003.

(6) Includes 5,110 shares held by the Martin & Associates Management Consultants, Inc. Defined Contribution Pension Plan & Trust.

(7) Includes 8,522,305 shares held by Wishco, Inc., a corporation controlled by Barry N. Wish pursuant to his ownership of 93% of the Common Stock thereof; 351,940 shares held by B.N.W. Partners, a Delaware partnership of which the partners are Mr. Wish and B.N.W., Inc., a corporation wholly-owned by Mr. Wish; and 111,000 shares held by the Barry Wish Family Foundation, Inc., a charitable foundation of which Mr. Wish is a director.

(8) Includes options to acquire 23,399 shares of Common Stock, which were exercisable at or within 60 days of March 14, 2003.

(9) Includes options to acquire 33,478 shares of Common Stock, which were exercisable at or within 60 days of March 14, 2003.

(10) Includes options to acquire 96,984 shares of Common Stock, which were exercisable at or within 60 days of March 14, 2003.


Equity Compensation Plan Information

     The following table sets forth information as of the end of the most recently completed fiscal year with respect to compensation plans under which our equity securities are authorized for issuance. The information is split between all compensation plans previously approved by security holders and all compensation plans not previously approved by security holders.

                                    Number of securities to    Weighted average exercise
                                    be issued upon exercise       price of outstanding        Number of securities
                                    of outstanding options,      options, warrants and      remaining available for
          Plan category               warrants and rights                rights                 future issuance
-------------------------------------------------------------------------------------------------------------------
Equity compensation plans                   4,713,703                      $ 7.97                   6,725,537
approved by security holders

Equity compensation plans not                       0                           0                           0
approved by security holders

Total                                       4,713,703                      $ 7.97                   6,725,537

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Exchange Act requires Ocwen's executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Ocwen with copies of all Section 16(a) forms they file.

    To Ocwen's knowledge, based solely upon review of the copies of such reports furnished to Ocwen and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with during 2002, with the exception of one late filing with respect to one transaction by our Director, Herbert M. Tasker.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table discloses compensation received by Ocwen's chief executive officer and the four other most highly paid directors and executive officers of Ocwen for the years indicated.

                                        Annual Compensation                Long-Term Compensation Awards
                                 --------------------------------   --------------------------------------------

                                                                     Restricted      Securities      All Other
                                                                       Stock         Underlying    Compensation
Name and Position                  Year    Salary (1)   Bonus (2)      Awards         Options           (6)
                                                                       ($)(3)        (#)(4)(5)
----------------------------     -------- ----------   ----------   ------------    ------------  --------------
William C. Erbey                   2002    $360,000     $338,750      $271,000          84,688       $  4,000
Chairman of  the Board and         2001    $360,000     $351,000             0         141,475       $  2,940
Chief Executive Officer            2000    $360,000     $345,938             0         197,537       $  3,400

                                   2002    $300,000     $317,813      $254,250          79,453       $  4,000
Ronald M. Faris                    2001    $292,308     $297,673             0         319,981 (7)   $  2,973
President                          2000    $260,000     $266,906             0         152,409       $  3,400

Arthur M. Ringwald (8)
President and CEO                  2002    $300,000     $185,625      $148,500          46,406       $  4,000
Ocwen Technology Xchange           2001    $220,385     $262,577             0          60,491       $ 62,527 (8)


                                        Annual Compensation                Long-Term Compensation Awards
                                 --------------------------------   --------------------------------------------

                                                                     Restricted      Securities      All Other
                                                                       Stock         Underlying    Compensation
Name and Position                  Year    Salary (1)   Bonus (2)      Awards         Options           (6)
                                                                       ($)(3)        (#)(4)(5)
----------------------------     -------- ----------   ----------   ------------    ------------  --------------
Mark S. Zeidman                    2002    $357,731     $148,955      $119,163          37,239       $  4,000
Senior Vice President and          2001    $355,000     $124,250             0          90,081 (9)   $  2,947
Chief Financial Officer            2000    $354,519     $128,688             0          73,483       $  3,400

Robert J. Leist, Jr.               2002    $202,730     $ 46,545      $ 37,236          11,636       $  4,000
Vice President and                 2001    $189,000     $ 50,625             0          20,405       $  3,400
Chief Accounting Officer           2000    $178,231     $ 50,349             0          34,479       $ 10,397 (10)

     (1)  Represents amounts paid in 2002.

     (2) For 2002, 2001, and 2000, consists of bonuses awarded pursuant to Ocwen's 1998 Annual Incentive Plan in the first quarter of the following year for services rendered in the years indicated.

     (3) The restricted stock award is a portion of the bonuses awarded in the first quarter of 2003 for services rendered in 2002 pursuant to Ocwen's 1998 Annual Incentive Plan, as amended and proposed for adoption herein. This award is subject to shareholder approval of the Amended 1998 Annual Incentive Plan.

     (4) Based on the average closing price of the Common Stock for the last five trading days of 2002.

     (5) Except as otherwise noted, consists of options granted pursuant to Ocwen's 1991 Non-Qualified Stock Option Plan, as amended. The 2002, 2001, and 2000 amounts consist of grants made as of the first quarter of the following year for services rendered in the years indicated.

     (6) Unless otherwise noted, consists of contributions by Ocwen pursuant to Ocwen's 401(k) Savings Plan.

     (7) Consists of options to purchase 119,981 shares of Common Stock granted pursuant to the stock option plan and additional options to purchase 200,000 shares of Common Stock granted to Mr. Faris.

     (8) Mr. Ringwald commenced his employment as President and Chief Executive Officer of Ocwen Technology Xchange on April 1, 2001. His annual salary is prorated for his period of employment in 2001. His other compensation represents reimbursed relocation expenses.

     (9) Consists of options to purchase 50,081 shares of Common Stock granted pursuant to the stock option plan and additional options to purchase 40,000 shares of Common Stock granted to Mr. Zeidman.

     (10) Mr. Leist commenced his employment as Vice President and Chief Accounting Officer of Ocwen in March of 1999. His other compensation represents reimbursed relocation expenses paid in 2000.

     Ocwen has an employment agreement with Mr. Ringwald. This Agreement sets forth compensation, including base salary and minimum targets for annual bonus. The Agreement expires in 2006. Ocwen may terminate Mr. Ringwald's employment without "cause," as defined in the Agreement, and Mr. Ringwald may terminate his employment for any reason, including "good reason," as defined in the Agreement. Upon termination by Ocwen without "cause," or termination by the employee for "good reason," Mr. Ringwald is entitled to a lump sum cash payment of $750,000 and any amounts payable to Mr. Ringwald as of the date of termination. If such termination is after a "change in control," Mr. Ringwald shall receive a lump sum payment of the greater of (x) $750,000 or (y) the base salary and guaranteed bonus specified for the Employment Term, plus all accrued amounts and certain other benefits and compensation payable to Mr. Ringwald under any employee benefit or incentive compensation plans then in effect (including the continuation of certain health, life, disability and pension benefits) through the end of the employment term. Mr. Ringwald's current annual salary is $300,000; this amount may not be reduced and will be increased on an annual basis commencing on the third anniversary of the Agreement by an amount equal to ratio of the CPI-Urban Consumers for the current year over the prior year. Mr. Ringwald's agreement also includes provision for confidentiality, indemnification and non-competition.

Option Grants for 2002

    The following table provides information relating to option grants made by Ocwen during 2002 and pursuant to Ocwen's stock option plan in 2003 to the individuals named in the Summary Compensation Table for services rendered in 2002.

                                         Percent of
                                         Securities
                             No. of      Underlying
                           Securities      Total
                           Underlying     Options                                     Potential Realizable Value
                            Options      Granted to    Exercise    Expiration      at Assumed Rates of Stock Price
                            Granted      Employees      Price         Date         Appreciation for Option Term (3)
                          ------------   ---------    ---------    ---------    -------------------------------------
Name                       (#) (1)(2)     (%) (2)       ($/sh)      ( / / )        0% ($)       5% ($)       10% ($)
---------------------     ------------   ---------    ---------    ---------    ----------    ---------    ----------
William C. Erbey            84,688        13.35%        $1.87       1/31/13      $78,760       $227,895     $456,638
Ronald M. Faris             79,453        12.53%        $1.87       1/31/13      $73,891       $213,808     $428,411
Arthur D. Ringwald          46,406         7.32%        $1.87       1/31/13      $43,158       $124,879     $250,221
Mark S. Zeidman             37,239         5.87%        $1.87       1/31/13      $34,632       $100,210     $200,793
Robert J. Leist, Jr.        11,636         1.83%        $1.87       1/31/13      $10,821       $ 31,312     $ 62,741

(1) All options are to purchase shares of Common Stock, and, unless otherwise noted, one-fifth vests and becomes exercisable on the date of grant and on January 31, 2004, 2005, 2006 and 2007.

(2) Grants were made in 2003 for service in 2002. The percentage of securities underlying these options is based on options to purchase a total of 634,227 shares of Common Stock granted to employees of Ocwen and its subsidiaries.

(3) Assumes future prices of shares of Common Stock of $2.80, $4.56 and $7.26 at compounded rates of return of 0%, 5% and 10%, respectively, from the average closing price per share on the New York Stock Exchange over the last five trading days of 2002.

         AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES

    The following table provides information relating to option exercises during the year 2002 by the individuals named in the Summary Compensation Table and the value of each such individual's unexercised options at December 31, 2002 (1).

                                                          Number of Securities
                                                         Underlying Unexercised             Value of Unexercised
                            Number of                          Options at                 In-the-Money Options at
                              Shares                      December 31, 2002 (1)            December 31, 2002 (2)
                             Acquired      Value      ----------------------------     -----------------------------
Name                       on Exercise    Realized    Exercisable    Unexercisable     Exercisable     Unexercisable
-------------------        -----------    --------    -----------    -------------     -----------     -------------
William C. Erbey                    0           0       708,078          231,650         $15,752          $63,008
Ronald M. Faris                     0           0       257,381          396,515         $14,778          $59,113
Arthur D. Ringwald                  0           0        33,478           73,419         $ 8,632          $34,526
Mark S. Zeidman                     0           0        96,984          129,233         $ 6,926          $27,706
Robert J. Leist                     0           0        23,399           32,543         $ 2,164          $ 8,657


(1) All options are to purchase shares of Common Stock. Options listed as "exercisable" consist of options that became exercisable at or within 60 days of December 31, 2002.

(2) Based on the average closing price of a share of Common Stock on the New York Stock Exchange on the last five trading days of 2002.

Compensation Committee Interlocks and Insider Participation

    Determinations regarding compensation of Ocwen's employees are made by Ocwen's Compensation Committee. No member of the Committee is or at any time was an employee of Ocwen or any subsidiary, nor did any member of the Committee have an interest in a transaction, which would require disclosure hereunder.

Report of the Compensation Committee

    The Compensation Committee of the Board of Directors is responsible for establishing management compensation policies and procedures to be reflected in the compensation program offered to the executive officers of Ocwen and the Bank. The Committee shares jurisdiction with the full Board of Directors over the administration of and grants under the Stock Option Plan.

    General Compensation Policies. The broad general salary and benefit guidelines are determined by the Committee. Ocwen seeks to provide executives with long-term wealth accumulation capability, conditional upon personal performance, individual service longevity and consistent high level financial performance of Ocwen. With respect to Ocwen's officers other than Mr. William C. Erbey, the Committee considered salary and bonus recommendations prepared by Mr. William C. Erbey or other executive officers to determine fiscal 2002 compensation. The salary adjustment recommendations were based on Ocwen's overall performance in the past year and an analysis of compensation levels necessary to maintain and attract quality personnel. It is through this process that Ocwen is able to compete for and retain talented executives who are critical to Ocwen's long-term success and align the interests of those executives with the long-term interests of Ocwen's shareholders.

    Annual Incentive Compensation. Ocwen's primary incentive compensation plan for executives is the 1998 Annual Incentive Plan. Pursuant to the current plan, a participant can earn cash and stock option awards as determined by the Compensation Committee. In addition, the Committee has approved a proposal to amend this Plan, which is subject to shareholder approval, to include awards of restricted stock. The Committee believes that stock option and restricted stock awards help to focus attention on managing Ocwen from the perspective of an owner with an equity stake in the business. The awards are based on objective performance criteria established by the Committee pursuant to the Plan, which includes growth in our core businesses, reduction in non-core assets and cost savings through Six Sigma initiatives and utilization of India operations. Each participant has a targeted annual incentive award that is expressed as a percentage of total target compensation and varies with the participant's level of responsibility. At the executive level, 20-60% of each executive's total target compensation is at risk and payable only upon achievement of certain minimum Company and individual performance levels. The incentive awards are structured so that the compensation opportunities for executives are related to the levels of business unit and individual performances actually achieved. In the case of corporate support functions, performance against budget is also considered in addition to the criteria listed above.


    Discretionary Stock Option Awards. During 2001, discretionary stock option awards were made to five individuals (Messrs. Faris and Zeidman are the only executive officers receiving awards) in an aggregate amount of 360,000 options to purchase an equal number of shares of Common Stock. The objective of these options, which have an exercise price of $12.55, was to create a direct link between executive compensation and long-term Company performance. The exercise price was based on the price of our Common Stock at the time of grant plus fifty percent of the difference between the terminal value and the price of Ocwen's Common Stock on the NYSE at the time of the grant. The terminal value was calculated assuming a twenty-five percent per annum appreciation in the price of the Common Stock at the time of the grant. In determining the appropriate individuals and level of each award, the Committee considered the executive's contribution toward Company performance and the executives who were in a position and had the responsibility to make a substantial contribution to the long-term success of Ocwen.

    Other Compensation. The Compensation Committee's policy with respect to other employee benefit plans is to provide competitive benefits to employees of Ocwen and the Bank, including executive officers. A competitive comprehensive benefit program is essential to achieving the goal of attracting and retaining highly qualified employees.

    Tax Considerations. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the tax deduction by corporate taxpayers is limited with respect to the compensation of certain executive officers to $1 million per covered executive unless such compensation is based upon the attainment of performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Ocwen obtained shareholder approval of the 1998 Annual Incentive Plan and the LTIP in order to qualify awards under such plans as performance-based compensation under Section 162(m) of the Code. It is the Compensation Committee's intention to qualify all performance-based compensation for the exclusion from the deductibility limitation of 162(m), except in situations where qualifying compensation for the exclusion would be inconsistent with the overall best interest of Ocwen.

    Chief Executive Officer Compensation. In determining the overall compensation package for the Chief Executive Officer, the Committee considered the performance of the Chief Executive Officer and the financial performance achieved by Ocwen during the past fiscal year. For the CEO, incentive compensation for 2002 was based largely on performance against specific goals including growth of our loan servicing business and growth in our other core businesses, reduction in non-core assets and cost savings, including those attributable to increased utilization of our India operations centers and to our Six Sigma initiatives.

                                              Compensation Committee:

March 13, 2003                                W.C. Martin, Chairman
                                              Hon. Thomas F. Lewis, Director
                                              W. Michael Linn, Director
                                              Herbert B. Tasker, Director

            PROPOSAL TO ADOPT THE AMENDED 1998 ANNUAL INCENTIVE PLAN
                                 (Proposal Two)

     The Board of Directors of Ocwen has approved, subject to shareholder approval, the Ocwen Financial Corporation Amended 1998 Annual Incentive Plan (the "Annual Incentive Plan") to amend Ocwen's former annual incentive plan. The Annual Incentive Plan is substantially similar to the prior plan and was amended to provide the Compensation Committee the option to award Common Stock in lieu of cash. The Annual Incentive Plan is being submitted for shareholder approval in order to qualify compensation under the Annual Incentive Plan as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     The purpose of the Annual Incentive Plan is to advance the success of Ocwen and to thereby increase shareholder value by promoting the attainment of significant business objectives by Ocwen and its business units by basing a portion of the annual compensation of selected officers and key employees on the attainment of such objectives.

     Summary of the Annual Incentive Plan. The following is a summary of the Annual Incentive Plan. The complete text of the Annual Incentive Plan is attached as Exhibit A to this Proxy Statement.

     Term. The effective date of the Annual Incentive Plan is May 15, 2003, subject to approval of the Annual Incentive Plan by the shareholders of Ocwen. The Annual Incentive Plan does not have a fixed expiration date.

     Administration. The Annual Incentive Plan will be administered by the Compensation Committee of Ocwen's Board of Directors or, in certain events, by the full Board of Directors (the "Annual Incentive Plan Committee"). The Annual Incentive Plan Committee has sole and complete authority to make awards under the Annual Incentive Plan, to determine the terms and conditions of such awards and to interpret and make all other determinations affecting the Annual Incentive Plan. The Annual Incentive Plan Committee may, with respect to participants in the Annual Incentive Plan (each an "AIP Participant") who are not subject to Section 16 of the Exchange Act and Section 162(m) of the Code, delegate such of its powers and authority under the Annual Incentive Plan to Ocwen's Chairman, President or Chief Executive Officer as it deems appropriate.

     Participation. Participation in the Annual Incentive Plan is limited to officers and other key employees of Ocwen and designated subsidiaries who are selected from time to time by the Annual Incentive Plan Committee. Participation in the Annual Incentive Plan does not preclude participation in any other employee benefit plans of Ocwen and does not create any rights to continued employment.

     Performance Targets and Section 162(m) of the Code. The Annual Incentive Plan Committee will designate performance targets under the Annual Incentive Plan for each year. The performance targets will be and, unless otherwise determined by the Committee, shall be any one of the following measures: (i) net earnings; (ii) return on equity; (iii) average equity used; or (iv) growth in assets. Section 162(m) of the Code provides in general that compensation in excess of $1.0 million per year paid to the chief executive officer and the four other most highly compensated officers of a public company is not deductible by the corporation; provided, that certain performance-based compensation may be excluded from this deductibility limitation if, among other things, (i) the compensation is paid solely on account of the attainment of one or more performance goals, (ii) the performance goals are established by a compensation committee consisting solely of two or more outside directors, (iii) the material terms under which the compensation is to be paid, including the performance goals, are disclosed to and approved by the shareholders prior to payment, and
(iv) prior to payment, the compensation committee certifies that the performance goals were, in fact, satisfied. Approval of the Annual Incentive Plan by the shareholders of Ocwen will constitute approval of the Annual Incentive Plan, including approval of the performance objectives, for purposes of Section 162(m). It is the current intention of the Board of Directors that all otherwise tax deductible compensation payable under the Annual Incentive Plan be excludable from the limitation on deductibility imposed by Section 162(m).

     Maximum Annual Awards. The maximum bonus amount payable under the Annual Incentive Plan to any AIP Participant shall not exceed $2,000,000 for any year. This maximum bonus amount represents only the maximum bonus awards under the Annual Incentive Plan. Additional discretionary bonuses may be awarded by Ocwen outside of the Annual Incentive Plan. Any such discretionary amounts would be subject to the $1,000,000 deductibility limit under Section 162(m) of the Code.

Ocwen currently expects that all or a substantial majority of such compensation will fall within the deductibility limits (assuming shareholder approval of the Annual Incentive Plan and, therefore, be fully deductible). It is possible, however, that a portion of the compensation paid to an executive officer of Ocwen may not be deductible under the Code.

     Certification of Achievement of Performance Standards. The Annual Incentive Plan Committee shall, prior to any payment under the Annual Incentive Plan, certify in writing the extent, if any, of achievement of performance standards for each AIP Participant. For purposes of this provision, the approved minutes of the Annual Incentive Plan Committee meeting in which the certification is made may be treated as a written certification.

     Reduction or Termination of Payment. The Annual Incentive Plan Committee may, in its sole discretion, establish certain additional performance-based conditions that must be satisfied by Ocwen, a business unit of Ocwen or the AIP Participant as a condition precedent to the payment of all or a portion of any awards. Such conditions precedent may include, among other things, the receipt by an AIP Participant of a specified annual performance rating and the achievement of specified performance goals by Ocwen, the business unit or AIP Participant.

     Payment of Awards. Awards under the Annual Incentive Plan shall be paid in cash, as soon as practicable after appropriate financial statements for the performance period are available. However, the Annual Incentive Plan Committee may, in it sole discretion, elect to pay all or a portion of the total award value in the form of non-qualified stock options to purchase Common Stock and/or in the form of Common Stock, in lieu of paying such amount in cash. The Annual Incentive Plan Committee may also require an AIP Participant to defer up to 80% of any award otherwise payable to the AIP Participant.

     Amendment or Termination. The Board of Directors of Ocwen may modify, amend or terminate the Annual Incentive Plan at any time, except that no modification, amendment or termination may adversely affect the rights of an AIP Participant under an award previously made to him without his consent.

     No Assignment. Except as expressly authorized by the Annual Incentive Plan Committee, the rights under the Annual Incentive Plan, including without limitation the rights to receive any payment, shall not be sold, assigned, transferred, encumbered or hypothecated by an AIP Participant (except by testamentary disposition or intestate succession), and during the lifetime of any AIP Participant any payment shall be payable only to such AIP Participant.

     Governing Law. The validity, construction and effect of the Annual Incentive Plan and any action taken or relating to the Annual Incentive Plan shall be determined in accordance with the laws of the State of Florida and applicable federal law.

     Federal Income Tax Consequences. Under present federal income tax regulations, AIP Participants will realize ordinary income equal to the amount of the award received in the year of receipt. Ocwen will receive a deduction for the amount constituting ordinary income to the AIP Participant, provided that the Annual Incentive Plan satisfies the requirements of Section 162(m) of the Code. It is Ocwen's intention that the Annual Incentive Plan be constructed and administered in a manner that ensures the deductibility of compensation for Ocwen under Section 162(m) of the Code. The foregoing brief summary of the effect of federal income taxation upon AIP Participants and Ocwen with respect to the Annual Incentive Plan does not purport to be complete and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of income tax laws of any municipality, state or foreign country in which an AIP Participant may reside. Because executive officers of Ocwen are eligible to receive awards under the Annual Incentive Plan, each of them has a personal interest in the adoption of the Annual Incentive Plan.

Plans Subject to Shareholder Action

     The table below describes the benefits or amounts that will be received by or allocated to each of the following under the Annual Incentive Plan being acted upon.

                                                 NEW PLAN BENEFITS
                                             1998 Annual Incentive Plan
---------------------------------------------------------------------------------------------------------------
                                              Total Dollar                         Option      Restricted Stock
Name and Position                              Value ($)       Cash Award($)      Award (#)       Award (#)
---------------------------------------------------------------------------------------------------------------
William C. Erbey                               $  677,500       $  338,750          84,688         101,498
Ronald M. Faris                                $  635,625       $  317,813          79,453          95,225
Arthur D. Ringwald                             $  371,250       $  185,625          46,406          55,618
Mark S. Zeidman                                $  297,909       $  148,955          37,239          44,631
Robert J. Leist                                $   93,090       $   46,545          11,636          13,946
Executive Group (5 Officers)                   $2,075,374       $1,037,688         259,422         310,918
Non-Executive Director Group (5 Directors)              0                0               0               0
Non-Executive Officer Employee Group           $7,806,978       $6,307,752         374,806         449,205

     The Board of Directors unanimously recommends that shareholders vote FOR approval of the Annual Incentive Plan.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
                                (Proposal Three)

    The Audit Committee of the Board of Directors of Ocwen has appointed PricewaterhouseCoopers LLP, independent certified public accountants, to be Ocwen's independent auditor for the year ending December 31, 2003, and has further directed that the selection of the auditor be submitted for ratification by the shareholders at the annual meeting.

    Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

The Board of Directors unanimously recommends that shareholders vote FOR the appointment of PricewaterhouseCoopers LLP as the independent auditor for 2003.

Report of the Audit Committee

The Audit Committee of the Board of Directors has:

o Reviewed and discussed with management Ocwen's audited financial statements as of and for the year ended December 31, 2002;
o Discussed with PricewaterhouseCoopers LLP, Ocwen's independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees"; and
o Received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board's Independence Standard No. 1, "Independence Discussions with Audit Committees" and discussed with PricewaterhouseCoopers LLP their independence.

     In reliance on the review and discussion referred to above, the Committee recommends to the Board of Directors that the audited financial statements be included in Ocwen's Annual Report on Form 10-K for the year ended December 31, 2002.

PricewaterhouseCoopers LLP Fees

     According to the statements made by PricewaterhouseCoopers LLP, their aggregate fees billed to Ocwen during 2002 are as follows:

     Audit and review of the Company's financial statements         $   970,170
     Financial Information Systems design and implementation        $        -0-
     Audit-related, Tax and other services (1)                      $   842,818
                                                                     -----------
     Total Fees                                                     $ 1,812,988

(1) Includes statutory audits of subsidiaries, employee benefit plan audits and other reports under generally accepted auditing standards. In considering the independence of PricewaterhouseCoopers LLP, the Audit Committee of the Board of Directors took into consideration the amount and nature of these fees.

                                                 Audit Committee:

                                                 William H. Lacy, Chairman
                                                 Hon. Thomas F. Lewis, Director
                                                 W. C. Martin, Director

                              SHAREHOLDER PROPOSALS

    At the annual meeting, Ocwen may exercise discretionary authority when voting on a shareholder proposal that is not included as an agenda item in this Proxy Statement if the proposal was received by Ocwen after February 12, 2003 and the proposal is properly presented at the annual meeting. Ocwen did not receive notice of any shareholder proposal or nomination relating to the annual meeting.

    Any proposal which a shareholder desires to have included in the proxy materials of Ocwen relating to the next annual meeting of shareholders, which is scheduled to be held in May 2004 (the "2004 Annual Meeting"), must be received at the executive offices of Ocwen no later than December 1, 2003. All proposals and nominations should be directed to John R. Erbey, Secretary, 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401. It is urged that any shareholder proposal or nomination be sent certified mail, return-receipt requested. If notice of a shareholder proposal relating to the 2004 Annual Meeting is received by Ocwen after February 11, 2004 and the proposal is properly presented at the 2004 Annual Meeting, Ocwen will be able to exercise discretionary authority when voting on the proposal. If notice of a shareholder proposal is received on or prior to February 11, 2004, the proposal is not included as an agenda item in the proxy statement and proxy card furnished to shareholders in connection with the 2004 Annual Meeting (the "2004 Proxy Statement"), and the proposal is properly presented at the 2004 Annual Meeting, the Company may exercise discretionary authority when voting on the proposal if in the 2004 Proxy Statement the Company advises shareholders on the nature of the proposal and how the Company intends to vote on the proposal, unless the shareholder satisfies certain requirements of the SEC, including mailing a separate proxy statement to Ocwen's shareholders.

                                 ANNUAL REPORTS

    A copy of Ocwen's Annual Report to Shareholders for the year ended December 31, 2002 was mailed to shareholders entitled to notice of the annual meeting commencing on or about March 28, 2003. Such report is not part of the proxy solicitation materials.

    Ocwen will furnish without charge to each person whose proxy is solicited and to each person who represents that as of the record date for the meeting he or she was a beneficial owner of shares entitled to vote at the meeting, on written request, a copy of Ocwen's Annual Report on Form 10-K for the year ended December 31, 2002 required to be filed by Ocwen with the SEC under the Exchange Act. Such requests should be directed to Investor Relations, Ocwen Financial Corporation, 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, telephone number (561) 682-8400. Such report is not part of the proxy solicitation materials.

                                  OTHER MATTERS

    Management is not aware of any business to come before the annual meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the annual meeting, it is intended that the Proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the person or persons appointed as proxies.

    The cost of the solicitation of proxies will be borne by Ocwen. Ocwen will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of Ocwen may solicit proxies personally or by telephone without additional compensation.

EXHIBIT A

                                                              As Amended Through
                                                                    May 15, 2003
                           OCWEN FINANCIAL CORPORATION

                           1998 ANNUAL INCENTIVE PLAN
                         ARTICLE I - GENERAL PROVISIONS

1.1      Purpose
         The purpose of the Ocwen Financial Corporation Annual Incentive Plan (the "Plan") is to advance the success of Ocwen Financial Corporation and to thereby increase shareholder value by promoting the attainment of significant business objectives by the Company or a business unit and basing a portion of the annual compensation of selected officers and key employees on the attainment of such objectives. The Plan is designed to: (i) further align the interests of Participants with the interests of the Company's shareholders, (ii) reward Participants for creating shareholder value as measured by objectively determinable performance goals, and (iii) assist in the attraction and retention of employees vital to the Company's long-term success.

1.2      Definitions
         For the purpose of the Plan, the following terms shall have the meanings indicated:
(a)      "Board" means the Board of Directors of the Company.
(b) "Cause" means: (i) conduct, activities or performance by a Participant which, in the judgment of the Company, based upon the information then in its possession, is detrimental to its interests, business, goodwill or reputation; or (ii) such definition of Cause as is contained in a Participant's employment agreement, if any, with the Company.
(c) "Code" means the Internal Revenue Code of 1986, as amended, including any successor law thereto.
(d) "Company," means Ocwen Financial Corporation and, solely for purposes of determining (i) eligibility for participation in the Plan, (ii) employment, and (iii) the calculation of any performance goal, shall include any corporation, partnership, or other organization of which the Company owns or controls, directly or indirectly, not less than 50 percent of the total combined voting power of all classes of stock or other equity interests. For purposes of this Plan, the term "Company" shall include any successor to Ocwen Financial Corporation.
(e) "Committee" means the Compensation Committee of the Board (or any successor committee of the Board performing a similar function or the whole Board if the Board performs such functions) or, with respect to any particular function under the Plan identified by the Committee or the Board, any subcommittee of the whole Committee established by the whole Committee or the Board in order to comply with the definition of Non-Employee Director under Rule 16b-3 of the Exchange Act and the definition of outside director under Section 162(m) of the Code.
(f) "Common Stock" means the Company's Common Stock, par value $.01 per share.
(g)      "Exchange Act" means the Securities Exchange Act of 1934, as amended.
(h) "Participant" means any person who has satisfied the eligibility requirements set forth in Section 1.4 and to whom an award has been made under the Plan.
(i) "Performance Measures" means the criteria upon which awards will be based and, unless otherwise determined by the Committee, shall be any one of the following measures: (i) net earnings; (ii) return on equity;
         (iii) average equity used; or (iv) growth in assets.
(j) "Performance Period" means, in relation to any award the calendar year (or remaining portion of the calendar year if the award is made after March 31 of any year) for which performance is being calculated, with each such period constituting a separate Performance Period.
(k) "Performance Threshold" means, in relation to any Performance Period, the minimum level of performance that must be achieved with respect to the Performance Measure in order for an award to become payable pursuant to Section 2.5 hereof.
(l) "Target Award" means that percentage of a Participant's annual base salary for the Performance Period which the Plan Administrator set as the maximum amount to be awarded under the Plan for such Performance Period.

1.3      Administration
         The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall, among other things, determine eligibility for participation in the Plan, make awards under the Plan, establish the terms and conditions of such awards (including the Performance Measure(s) to be utilized) and determine whether the Performance Measures and Performance Thresholds for any award has been achieved. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. Subject to the provisions of the Plan and to directions by the Board, the Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and to impose such terms, conditions, and restrictions on awards as it deems appropriate. The Committee may, with respect to Participants who are not subject to Section 16 of the Exchange Act and Section 162(m) of the Code, delegate such of its powers and authority under the Plan to the Company's President and Chief Executive Officer as it deems appropriate. In the event of such delegation, all references to the Committee in this Plan shall be deemed references to the President and Chief Executive Officer as it relates to those aspects of the Plan that have been delegated.

1.4      Eligibility and Participation
         Participation in the Plan shall be limited to officers, who may also be members of the Board, and other employees of the Company who are determined by the Committee to be eligible for participation in the Plan.

                            ARTICLE II - AWARD TERMS

2.1      Granting of Awards
         The Committee may, in its discretion, from time to time make awards to persons eligible for participation in the Plan pursuant to which the Participant will earn compensation in the event that the Company achieve the Performance Thresholds established by the Committee.

2.2      Establishment of Performance Thresholds
         Each award shall be conditioned upon the Company's achievement of one or more Performance Thresholds with respect to the Performance Measure(s) established by the Committee prior to the beginning of the applicable Performance Period. The Committee, in its discretion, may establish Performance Thresholds for the Company as a whole or for only the business unit of the Company in which a given Participant is involved, or a combination thereof. In addition to establishing a minimum performance level below which no compensation shall be payable pursuant to an award, the Committee, in its discretion, may create a performance schedule under which an amount less than the Target Award may be paid so long as the Performance Threshold has been exceeded. The Committee may adjust the Performance Thresholds and measurements to reflect significant unforeseen events; provided, however, that the Committee may not make any such adjustment with respect to any award to an individual who is then a "covered employee" as such term is defined in Regulation 1.162-27(c)(2) promulgated under Section 162(m) of the Code, or any successor provision ("Section 162(m)"), if such adjustment would cause compensation pursuant to such award to cease to be performance-based compensation under Section 162(m).

2.3      Other Award Terms
         The Committee may, in its sole discretion, establish certain additional performance based conditions that must be satisfied by the Company, a business unit or the Participant as a condition precedent to the payment of all or a portion of any awards. Such conditions precedent may include, among other things, the receipt by a Participant of a specified annual performance rating and the achievement of specified performance goals by the Company, business unit or Participant.

2.4      Certification of Achievement of Performance Thresholds
         The Committee shall, prior to any payment under the Plan, certify in writing the extent, if any, that the Performance Threshold has been achieved. For purposes of this provision, and for so long as the Code permits, the approved minutes of the Committee meeting in which the certification is made shall be treated as written certification.

2.5      Distribution of Awards.
         Awards under the Plan shall be paid in cash as soon as practicable after audited financial statements for the Performance Period have been prepared and the Committee has certified that the Performance Threshold has been achieved.

         Notwithstanding the foregoing, the Committee may, in it sole discretion, elect to pay all or a portion of the total award value in the form of non-qualified stock options to purchase Common Stock, in lieu of paying such amount in cash. Any options granted as payment of an award shall be granted pursuant to the Company's 1991 Non-Qualified Stock Option Plan or any successor thereto.

         The Committee may also, in it sole discretion, elect to pay all or a portion of the total award value in the form of shares of Common Stock acquired by the Company in market transactions ("Treasury Stock"), in lieu of paying award in cash. Any Treasury Stock granted as payment of an award shall be granted on such terms, including deferred vesting, as the Committee may determine.

2.6      Termination of Employment.
         A Participant must be actively employed by the Company on the date his or her award is to be paid ("the Payment Date") in order to be entitled to payment of any award. In the event active employment of a Participant shall be terminated before the Payment Date for any reason other than discharge for "Cause", such Participant shall not be entitled to receive any award unless otherwise determined by the Committee. A Participant discharged for Cause shall not be entitled to receive any award for the year.

2.7      Maximum Amount Available for Awards.
         The aggregate maximum amount payable to any one Participant for any Performance Period shall be $2 million.

                         ARTICLE III - OTHER PROVISIONS

3.1      Withholding Taxes.
         Whenever payments under the Plan are to be made, the Company will withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

3.2      Adjustment in Number of Shares
         Awards may be adjusted by the Committee in the manner and to the extent it determines to be appropriate in the event of changes in the outstanding shares of Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, reclassifications or other relevant changes in capitalization occurring after the date of the award.

3.3      No Right to Employment
         Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to continued employment with the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to at any time reassign the Participant to a different job, change the compensation of the Participant or terminate the Participant's employment for any reason.

3.4      Nontransferability
         A Participant's rights under the Plan, including the right to any shares or amounts payable may not be assigned, pledged, or otherwise transferred without the written consent of the Committee except, in the event of a Participant's death, to the Participant's designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution.

3.5      Deferral of Payment
         At the discretion of the Committee, a Participant may be required to defer the receipt of up to 80% of any award otherwise payable to such Participant. Such deferral shall be accomplished by the execution of a written deferral agreement approved by the Committee by the Participant prior to the expiration of the Performance Period.

3.6      Unfunded Plan
         Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or separate funds. With respect to any payment not yet made to a Participant, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company.

3.7      Foreign Jurisdictions
         The Committee shall have the authority to adopt, amend, or terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with the tax or other laws of foreign countries or jurisdictions in order to promote achievement of the purposes of the Plan with respect to Participants residing or working in such jurisdictions.

3.8      Other Compensation Plans
         Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for employees of the Company.

                     ARTICLE IV - AMENDMENT AND TERMINATION

         The Board of Directors may modify, amend, or terminate the Plan at any time except that, no modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under an award previously made to such Participant without the consent of such Participant.

                           ARTICLE V - EFFECTIVE DATE

         The Plan shall become effective immediately upon the approval and adoption thereof by the Board, but is subject to the further approval and adoption by the shareholders of the Company.

EXHIBIT B
                           OCWEN FINANCIAL CORPORATION
                             AUDIT COMMITTEE CHARTER
                                NOVEMBER 7, 2002



I.    PURPOSE OF THE COMMITTEE

The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries. This includes, without limitation, (a) assisting the Board's oversight of (i) the integrity of the Corporation's financial statements, (ii) the Corporation's compliance with legal and regulatory requirements, (iii) the Corporation's independent auditors' qualifications and independence and (iv) the performance of the Corporation's independent auditors and the Corporation's internal audit function, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the "SEC") for inclusion in the Corporation's annual proxy statement.

II.   COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange (the "NYSE") and the Sarbanes - Oxley Act of 2002 (the "Act") and the rules and regulations promulgated by the SEC pursuant to the Act. Director's fees (including any additional amounts paid to chairs of committees and to members of committees of the Board) are the only compensation a member of the Committee may receive from the Corporation.

No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Corporation's annual proxy statement.

The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson. Each member of the Committee must be "financially literate", as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must have "accounting or related financial management expertise", as the Board interprets such qualification in its business judgement. Further, either (i) at least one member of the Committee must be a "financial expert", as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act, or (ii) if no member of the Committee is a "financial expert", the Committee shall so inform the Corporation.

Any vacancy on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee may be removed except by majority vote of the Board.


III.  MEETINGS OF THE COMMITTEE

The Committee shall meet once every fiscal quarter or more frequently as it shall determine is necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis with (i) management, (ii) the director of the Corporation's internal auditing department or other person responsible for the internal audit function and (iii) the Corporation's independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe should be discussed privately.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

IV.   DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The following are within the authority of the Committee:

         (a) Select, in its sole discretion (subject to shareholder ratification), the firm of independent auditors to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year, instruct the Corporation's independent auditors that they are ultimately accountable to the Committee and approve the independent auditors' annual engagement letter as well as all audit and, as provided in the Act, all permitted non-audit engagements and relationships between the Corporation and such auditors;

         (b) Review the performance of the Corporation's independent auditors, including the lead partner of the independent auditors, and, in its sole discretion, make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

         (c) Obtain and review at least annually the report of the independent auditors describing:

                  (i) the independent auditors' internal quality-control procedures;

                  (ii) any material issues raised by the most recent internal quality-control review, by a peer review or by any inquiry or investigation by any governmental or professional authority of the independent auditors, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

                  (iii) all relationships between the independent auditors and the Corporation (including a description of each category of services provided by the independent auditors to the Corporation and a list of the fees billed for each such category;

The Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

         (d) Oversee the independence of the independent auditors by, among other things:

                  (i) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and taking appropriate action to satisfy itself of the auditors' independence;

                  (ii) ensuring that the lead audit partner and reviewing audit partner responsible for the audit of the Corporation's financials statements have not performed audit services for the Corporation for more than the previous five consecutive fiscal years of the Corporation;

                  (iii) ensuring that the chief executive officer, controller, chief financial officer, chief accounting officer or other persons serving in an equivalent position of the Corporation, was not, within one year prior to the initiation of the audit, an employee of the independent auditor who participated in any capacity in the Corporation's audit; and

                  (iv) considering whether there should be a regular rotation of the Corporation's independent auditors;

         (e) Review the annual audit plan of the Corporation's independent auditors, including the scope of audit activities and all critical accounting policies and practices to be used, and monitor such plan's progress and results during the year;

         (f) Review the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation's independent auditors;

         (g) Review with management, the Corporation's independent auditors and the director of the Corporation's internal auditing department, the following:

                  (i) the Corporation's annual audited financial statements and quarterly financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", and any major issues related thereto;

                  (ii) critical accounting policies and such other accounting policies of the Corporation as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body, including any financial reporting issues which could have a material impact on the Corporation's financial statements;

                  (iii) major issues regarding accounting principles and financial statements presentations, including (A) any significant changes in the Corporation's selection or application of accounting principles and (B) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative generally accepted accounting principles on the Corporation's financial statements;

                  (iv) alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditors;

                  (v) all other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and

                  (vi) the effect of regulatory and accounting initiatives, as well as offbalance sheet structures, on the financial statements of the Corporation;

         (h) Review with the chief executive officer and chief financial officer and independent auditors, periodically, the following:

                  (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation's ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the Corporation's independent auditors;

                  (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls; and

                  (iii) any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

         (i) Attempt to resolve all disagreements between the Corporation's independent auditors and management regarding financial reporting;

         (j) Review on a regular basis with the Corporation's independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management's response with respect thereto, any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

                  (i) any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

                  (ii) any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement; and

                  (iii) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Corporation;

         (k) Confirm that the Corporation's interim financial statements included in Quarterly Reports on Form 10- Q have been reviewed by the Corporation's independent auditors;

         (l)      Review:

                  (i) the adequacy and effectiveness of the Corporation's accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget and staffing of the Corporation's internal audit function, through inquiry and discussions with the Corporation's independent auditors and management of the Corporation; and

                  (ii) the yearly report prepared by management, and attested to by the Corporation's independent auditors, assessing the effectiveness of the Corporation's internal control structure and procedures for financial reporting and stating management's responsibility to establish and maintain such structure and procedures, prior to its inclusion in the Corporation's annual report;

         (m) Review with management the Corporation's administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

         (n) Receive periodic reports from the Corporation's independent auditors and management to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;

         (o) Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation's independent auditors, the Corporation's internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

         (p) Review the Corporation's earnings press releases (especially the use of "pro forma" or "adjusted" information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Corporation to analysts and rating agencies which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance;

         (q) Establish clear hiring policies by the Corporation for employees or former employees of the Corporation's independent auditors, as needed;

         (r) Discuss guidelines and policies governing the process by which senior management of the Corporation assess and manage the Corporation's exposure to risk, as well as the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures;

         (s) Meet at least annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

         (t) Prepare the report required by the rules of the SEC to be included in the Corporation's annual proxy statement;

         (u) Review the Corporation's program to monitor compliance with the Corporation's Code of Conduct, and meet periodically with the Corporation's Compliance Officer to discuss compliance with the Code of Conduct;

         (v) Obtain from the Corporation's independent auditors any information pursuant to Section l0A of the Securities Exchange Act of 1934;

         (w) Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

         (x) Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Corporation;

         (y) Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditors or the performance of the internal audit function;

         (z) Prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this Charter, and set forth the goals and objectives of the Committee for the upcoming year. The evaluation should include a review and assessment of the adequacy of the Committee's Charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report; and

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation. It is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Eeach member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and
(iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Corporation.

                           OCWEN FINANCIAL CORPORATION
        1675 Palm Beach Lakes Boulevard - West Palm Beach, Florida 33401
                                 REVOCABLE PROXY

   THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OCWEN
    FINANCIAL CORPORATION, FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS
           TO BE HELD ON MAY 15, 2003 AND AT ANY ADJOURNMENT THEREOF.

         The undersigned hereby appoints John R. Erbey, William C. Erbey, Ronald
M. Faris or any of them, as proxy, with full powers of substitution, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of Ocwen Financial Corporation (the "Company") held of record by the undersigned on March 14, 2003 at the Annual Meeting of Shareholders to be held at the offices of the Company located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401 on Thursday, May 15, 2003 at 9:00 a.m., Eastern Time, and at any adjournment thereof.

         Shares of Common Stock of the Company will be voted as specified. If not otherwise specified, this proxy will be voted FOR the election of each of the Board of Directors' nominees to the Board of Directors and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditor. You may revoke this proxy at any time prior to the time it is voted at the Annual Meeting.

         The Undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Ocwen Financial Corporation to be held on May 15, 2003, or any adjournment thereof, a Proxy Statement for the Annual Meeting and the 2002 Annual Report to Shareholders of the Company prior to the signing of this proxy.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
        ENVELOPE ADDRESSED TO: AMERICAN STOCK TRANSFER & TRUST COMPANY,
                      59 MAIDEN LANE, NEW YORK, N.Y. 10038

           (Continued and to be dated and signed on the reverse side)


--------------------------------------------------------------------------------
COMMENTS:


--------------------------------------------------------------------------------

                        ANNUAL MEETING OF SHAREHOLDERS OF
                           OCWEN FINANCIAL CORPORATION

                                  MAY 15, 2003




                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.





                Please detach and mail in the envelope provided.
--------------------------------------------------------------------------------

   PLEASE SIGN, DATE AND RETUNR PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
                YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

-----------------------------------------------------------------------------------------------------------------
1.       Election Of Directors:                           2.   APPROVAL OR THE AMENDMENTS TO THE 1998 ANNUAL
                                                               INCENTIVE PLAN.

                               NOMINEES:                           [ ] FOR       [ ] AGAINST      [ ] ABSTAIN
[ ] FOR ALL NOMINEES           ( ) William C. Erbey
                               ( ) Ronald M. Faris        3.   RATIFICATION OF THE APPOINTMENT BY THE BOARD
[ ] WITHHOLD AUTHORITY         ( ) William H. Lacy             OF DIRECTORS OF PRICEWATERHOUSECOOPERS LLP AS THE
      FOR ALL NOMINEES         ( ) W. Michael Linn             INDEPENDENT AUDITOR OF THE COMPANY FOR THE YEAR
                               ( ) W.C. Martin                 ENDING DECEMBER 31, 2003.
[ ] FOR ALL EXCEPT             ( ) Herbert B. Tasker
    (See instructions below)   ( ) Barry N. Wish                   [ ] FOR       [ ] AGAINST      [ ] ABSTAIN

                                                          4.   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED
                                                               TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY
                                                               COME BEFORE THE ANNUAL MEETING.


INSTRUCTION: To withhold authority to vote for any             PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING [ ]
individual nominee(s), mark "FOR ALL EXCEPT" and fill
in the circle next to each nominee you wish to withhold,
as shown here: (X)
                                                             TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE
                                                             REVERSE SIDE HEREOF.

-----------------------------------------------------------------------------------------------------------------
To change the address on your account, please check he box
at right and indicate your new address in the address
space above.  Please note that changes to the registered
name(s) on the account may not be submitted via this
method.                                                 [ ]
-----------------------------------------------------------------------------------------------------------------


Signature of Shareholder ___________________ Date: _____ Signature of Shareholder ___________________ Date: _____

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.